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                                                                   EXHIBIT 23(b)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in the Prospectus/Proxy Statement forming a part of the Registration Statement on Form S-4 filed by National City Bancshares, Inc. of our report dated November 4, 1996, on our audit of the consolidated statements of financial condition of Bridgeport Bancorp, Inc. as of September 30, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows for the years thus ended. We also consent to the reference to our firm under the caption "Experts" in the Prospectus/Proxy Statement.



KEMPER CPA GROUP, LLC
Mt. Carmel, Illinois

June 30, 1997